SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20459
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                           --------------------------

                            SAGA COMMUNICATIONS, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                                          38-3042953
----------------------------------              --------------------------------
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)


            73 Kercheval Avenue, Grosse Pointe Farms, Michigan 48236
            --------------------------------------------------------
          (Address of principal executive offices, including zip code)

     SAGA COMMUNICATIONS, INC. 1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
     ----------------------------------------------------------------------
                              (Full title of plan)

                                 Norman L. McKee
                Senior Vice President and Chief Financial Officer
                            Saga Communications, Inc.
                               73 Kercheval Avenue
                       Grosse Pointe Farms, Michigan 48236
                       -----------------------------------
                     (Name and address of agent for service)

                                 (313) 886-7070
           ------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                 With a copy to:
                             Christine M. Marx, Esq.
                                Edwards & Angell
                           150 John F. Kennedy Parkway
                              Short Hills, NJ 07078
                                  (201)376-7700

                         Calculation of Registration Fee
--------------------------------------------------------------------------------
                                        Proposed      Proposed
                                        Maximum       Maximum
                                        Offering      Aggregate     Amount of
Title of Securities    Amount to be     Price Per     Offering      Registration
to be Registered       Registered       Share (1)     Price (1)     Fee
---------------------  --------------   ---------     -----------   ------------

Class A Common Stock,  100,000 shares    $18.50       $1,850,000     $616.67
$.01 par value

---------------------  --------------    ---------    ------------  ------------

(1) This calculation is made solely for the purpose of determining the amount of the Registration Fee and is based upon a price of $18.50 per share, which was the closing price of the Company's Class A Common Stock reported on June 3, 1997.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


     The documents containing information specified in Part I of Form S-8 will be sent or given to non-employee directors participating in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.



     PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are incorporated herein by reference the following documents:

     (1) The annual report of the Company on Form 10-K for its fiscal year ended December 31, 1996;

     (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the annual report referred to in (1) above;

     (3) The description of the Shares of Common Stock incorporated by reference in the Company's registration statement on Form 8-A filed under the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

     All documents filed by the Company subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF PERSONS NAMED AS EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Restated Certificate of Incorporation of the Company provides for indemnification to the full extent permitted by the General Corporation Law of the State of Delaware (the "Delaware Code"), as amended from time to time. Such section makes mandatory the indemnification by the Company of directors, officers, employees or agents from and against any and all expenses and liabilities that may be imposed upon or incurred by him in connection with, or as a result of, any proceeding in which he may become involved, as a party or otherwise, by reason of the fact that he is or was such a director, officer, employee or agent of the Company or any subsidiary or parent of the Company, whether or not he continues to be such at the time such expenses and liabilities have been imposed or incurred. Section 145 of Title 8 of the Delaware Code also provides that such indemnification is not exclusive of any other indemnification rights granted by the Company to directors, officers, employees or agents.

     The By-Laws of the Company mandate that each person who at any time is, or shall have been, a director or officer of the Company, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is, or was, a director, officer, employee or agent of the Corporation, or is or has served at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to the full extent permitted under subsections (a) through (e) of Section 145 of Title 8 of the Delaware Code, as from time to time amended. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such director, officer, employee or agent may be entitled, under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The Restated Certificate of Incorporation of the Company also contains a provision eliminating the liability of a director to the Company or its stockholders for breach of fiduciary duty as a director, other than liability
(a) for breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation law or (d) for any transaction from which the director derived an improper personal benefit.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted pursuant to the foregoing provisions, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

Exhibit
Number      Description of Exhibit

5           Opinion of Edwards & Angell

23(a)       Consent of Ernst & Young LLP

23(b)       Consent of Edwards & Angell (included in Exhibit 5)

24          Power of Attorney  (included on signature pages to this Registration
            Statement)

ITEM 9.   UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change for such information in the registration statement;

     provided, however that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grosse Pointe Farms, State of Michigan on June 6, 1997.

                                         SAGA COMMUNICATIONS, INC.

                                     By: /s/ Edward K. Christian
                                         ---------------------------------------
                                             Edward K. Christian
                                             President

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints the President and Chief Executive Officer and Senior Vice President and Chief Financial Officer, and any one of them, acting alone, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all documents (including post-effective amendments) and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 6, 1997.

Signatures                            Title
/s/ Edward K. Christian
-------------------------------
    Edward K. Christian                President, Chief Executive Officer
                                          and Chairman of the Board

/s/ Norman L. McKee
-------------------------------
    Norman L. McKee                    Senior Vice President, Chief Financial
                                          Officer and Treasurer; Director

/s/ Catherine A. Bobinski
-------------------------------
    Catherine A. Bobinski              Corporate Controller and Chief Accounting
                                           Officer

 /s/ Jonathan Firestone
-------------------------------
     Jonathan Firestone                Director


/s/ Joseph P. Misiewicz
-------------------------------
    Joseph P. Misiewicz                Director

/s/ Gary Stevens
-------------------------------        Director
    Gary Stevens